                                                                     Exhibit 2.1

                                    AGREEMENT

AGREEMENT made and entered into this 11th day of September 2001 by and among:

VIVA Gaming & Resorts Inc., a Florida corporation ("VIVA"); and

Tomas Caparroso Franco,  Mauricio Yucundo Marquez Garcia,  Bernardo Ramon Rafael
Terrazas Salgado and Manuel Cruz Limon,  all individuals of Mexican  nationality and shareholders of Viva Gaming & Resorts de Mexico, S.A. de C.V.  (collectively the "Shareholders").

            WHEREAS,  on May 4th, 2001,  the  Shareholders,  and Messrs.  Javier
Hernandez  Fernandez,  Gonzalo Ramon Granados Limon,  Mauricio  Vazquez Vilchis,
Juan Enrique Soto Fernandez and Ms. Patricia Curiel Martinez (these individuals, excluding the Shareholders, collectively the "Mexican Individuals"), on one hand and,  on  the  other  hand,  VIVA  entered  into  an  agreement  (the  "Original
Agreement") with respect to the Shareholders'  aggregate  ownership of 1,785,000 issued and  outstanding  shares of the capital stock of Viva Gaming & Resorts de
Mexico,  S.A.  de C.V.,  a  variable  capital  corporation  incorporated  in the
Republic of Mexico ("Viva Mexico").

            WHEREAS,  as of this date,  neither party in the Original  Agreement has  exercised  their  rights or fulfilled  their  obligations  thereunder,  and therefore it has not been executed;

            WHEREAS,  the  parties  hereto  desire  to  terminate  the  Original
Agreement,  and the Shareholders have secured the Mexican  Individuals'  consent and release for such purposes in the document  attached  hereto as Schedule "1", in order to proceed with the execution of this Agreement.

            WHEREAS,  VIVA  desires  to  acquire  the  following  shares  of the
Shareholders in Viva Mexico (the "Mexican Shares"):

            SHAREHOLDER                                      MEXICAN SHARES

            Bernardo Ramon Rafael Terrazas Salgado               175,000

            Mauricio Yucundo Marquez Garcia                      796,250

            Tomas Caparroso Franco                               796,250

            Manuel Cruz Limon                                     17,499

The Mexican Shares comprise the 35.69% of the issued and  outstanding  shares of
Viva Mexico's  capital  stock,  with a par value of $1.00 peso,  United  Mexican
States Currency.

            WHEREAS, as consideration therefore, VIVA would issue 2,550,000 (two million five hundred fifty thousand) shares of its common stock,  US$.001 United
States of America  Currency  par value to the  Shareholders,  upon the terms and conditions hereinafter provided;

            WHEREAS,   the  Shareholders  are  entering  into  the  Shareholders
Agreement attached hereto as Schedule "2",  simultaneously with the execution of this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants, agreements, representations  and  warranties  contained in this  Agreement,  the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PURCHASE-SALE OF SHARES. On the terms and subject to the conditions contained in this Agreement,  the Shareholders agree to sell, and VIVA agrees to purchase, the Mexican Shares.  The consideration to be paid by VIVA for the Mexican Shares is determined pursuant to the further provisions of Article 3 hereto.

2. TRANSFER OF MEXICAN  SHARES.  The  Shareholders  hereby transfer all of their rights, title and interest in and to the Mexican Shares, to VIVA, free and clear of any lien or limitation  of  possession  or ownership and hereby  provide VIVA with the relevant share certificates duly endorsed in favor of VIVA.

3. ISSUANCE OF VIVA SHARES.  In consideration  for the Mexican Shares,  VIVA has issued and hereby  delivers to the  Shareholders  2,550,000  (two  million  five hundred fifty thousand) restricted shares of the common stock of VIVA (the "Viva
Shares"),  registered  to the  Shareholders  in the  following  proportions  and amounts:

         SHAREHOLDER                                        VIVA SHARES
         -----------                                        -----------

         Bernardo Ramon Rafael Terrazas Salgado                 250,000

         Mauricio Yucundo Marquez Garcia                      1,137,500

         Tomas Caparroso Franco                               1,137,500

         Manuel Cruz Limon                                       25,000

The Viva Shares have not been  registered  under the  Securities Act of 1993, as amended,  and the  certificates  evidencing  the Viva Shares  shall  contain the following or substantially similar legend:

            "THE  SHARES   REPRESENTED  BY  THIS   CERTIFICATES  HAVE  NOT  BEEN
            REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")
            AND MAY NOT BE SOLD,  ASSIGNED,  PLEDGED  OR  OTHERWISE  TRANSFERRED
            ABSENT   REGISTRATION  UNDER  THE  ACT  OR  AN  OPINION  OF  COUNSEL
            SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.  Each of the Shareholders
hereby represents and warrants to VIVA as follows:

            (a)  ORGANIZATION  AND GOOD  STANDING.  Viva Mexico is a corporation duly  organized,  validly  existing and in good  standing  under the laws of the
United  Mexican States  ("Mexico"),  and has all licenses,  permits,  approvals, orders, certificates,  and other authorizations as are necessary to own or lease its  properties  and to carry on its  business  as and in the places  where such properties are now owned, leased or operated and such business is now conducted.
No action or claim is  pending or  threatened  to  revoke,  terminate  or reduce rights under any of such licenses, permits,  approvals,  orders, certificates or authorizations or declare any of them invalid.  The authorized  capital stock of
Viva Mexico  consists of 5,000,000  shares of common stock,  of which  5,000,000 shares are presently issued and outstanding, and no shares of preferred stock.

            (b) NO BREACH.  The  execution,  delivery  and  performance  of this
Agreement by each of the  Shareholders  and the consummation of the transactions contemplated herein will not (with the passage of time or otherwise):

               (i) violate any  provision of the Articles of  Incorporations  or
               By-Laws of Viva Mexico.

               (ii) violate, conflict with or result in the breach of any of the terms of, result in a material  modification  of,  otherwise give any other contracting party the right to terminate, or constitute
               (or with  notice or lapse of time or both  constitute)  a default under,  any  contract or other  agreement to which Viva Mexico or any Shareholder is a party or

               by or to which  Viva  Mexico or any  Shareholder  or any of their respective assets or properties may be bound or subject; or

               (iii) violate any law, rule or regulation to which Viva Mexico or any Shareholders is a party.

            (c)  LITIGATION.  Neither Viva Mexico nor any Shareholder is a party to any  legal  proceeding,  the  outcome  of which  could (i)  adversely  affect consummation  of the  transactions  contemplated  herein  or (ii)  result in any representation  or  warranty  of  the  Shareholders  contained  herein  becoming inaccurate.

            Viva  Mexico  is not,  or has not  received  notice  that it is,  in violation of, or in default, of any federal,  state and municipal law, including without  limitation any law or regulation  pertaining to occupational  safety or health,  environmental  protection,  tax, labor, economic  competition,  foreign commerce,  employees  retirement  income  security or any other law,  ordinance, judicial decree, order or regulation.

            (d) AUTHORITY.  This Agreement has been  authorized by all necessary action on the party of each Shareholder and contains the binding  obligations of each of the  Shareholders,  enforceable  against each  Shareholder in accordance with the terms hereof.

            (e) OWNERSHIP.  The Mexican Shares are owned by the Shareholders and constitute  thirty five point  sixty nine  percent  (35.69%)  of the  authorized issued, subscribed and paid in capital stock of Viva Mexico. Each Shareholder is the sole record and beneficial owner of the Mexican Shares  attributable to such
Shareholder,  and  owns  such  Mexican  Shares  free and  clear of all  charges, options, third party rights,  restrictions,  liens and encumbrances  whatsoever, and the  share  certificates  covering  the  Mexican  Shares  have been duly and validly issued. None of the Mexican Shares have been sold, pledged,  assigned or
otherwise  transferred,   except  pursuant  to  this  Agreement.  There  are  no
outstanding  subscriptions,   rights,  options,  warrants  or  other  agreements
obligation either Viva Mexico or the Shareholders to issue, sell or transfer any stock or other securities of Viva Mexico.

            The  Shareholders  represent  and warrant  that  neither of them are married under common property regime.

            (f) STATUS OF VIVA SHARES. Each of the Shareholders has been advised that (i) the Viva Shares have not been  registered  under the Act in reliance on an exemption for transactions by an issuer not involving a public offering,  and
(ii) issuance of the Viva Shares has not been passed upon or the merits  thereof endorsed or approved by the United  States  Securities  and Exchange  Commission
(the "SEC") or any state authorities.

            (g) AVAILABLE  INFORMATION  AND ACCESS TO  INFORMATION.  Each of the
Shareholders acknowledges and understands that:

               (i) VIVA files periodic reports and other documents with the SEC, a  review  of those  reports  and  documents  would  provide  the
               Shareholders  with information that is meaningful and significant in evaluating  the risks and merits of acquiring the Viva Shares,
               those   reports  and  documents  are  available  for  review  and
               downloading at the SEC's Web site at WWW.FREEESDGAR.COM;

               (ii) copies of the following  reports have been furnished to each of the Shareholders prior to the execution of this Agreement;

                    (A)  Registration  Statement  on Form 10-SB  filed April 10,
                         2000;

                    (B)  Quarterly  Report on Form 10-QSB for the quarter endedn
                         March 31, 2000, filed May 15, 2000;

                    (C)  Quarterly  Report on Form 10-QSB for the quarter  ended
                         June 30, 2000, filed August 14, 2000;

                    (D)  Quarterly  Report on Form 10-QSB for the quarter  ended
                         September 30, 2000, filed December 18, 2000; and

                    (E)  Annual  Report on Form 10-KSB for the fiscal year ended
                         December 31, 2000, filed April 17, 2001.

               (iii)  an  investment  in the  Viva  Shares  is  speculative  and involves a high degree of risk;

               (iv) it has been  afforded the  opportunity  to ask questions of, and receive  answers from the officers  and/or  directors of VIVA concerning  the terms and conditions of this  transaction  and to obtain additional information,  to the extent that VIVA possesses such information or can acquire it without unreasonable effort or expense,  necessary  to verify the  accuracy  of the  information furnished;  and has  availed  itself of such  opportunity  to the extent it considers  appropriate to evaluate the merits and risks of an investment in VIVA.

            (h)  TRANSACTIONS  WITH  SHAREHOLDERS  AND  THEIR  RELATED  PARTIES.
Neither any of the Shareholders nor any Shareholders' Related Party has:

                 (i) borrowed money from or loaned money to the Viva Mexico;

                 (ii) any contractual or other claims, express or implied, or of any kind whatsoever against the Viva Mexico;

                 (iii) any  interest in any  property or assets used by the Viva
                 Mexico in its businesses;

                 (iv) any  outstanding  charge  against  the Viva Mexico nor the
                 Viva Mexico has created,  incurred, or assumed any indebtedness in favor of the Shareholders or a Shareholders' Related Party;

                 (v) engaged in any other transaction with the Viva Mexico; or

                 (vi)  submitted  any  charge,  invoice,  claim or  request  for reimbursement to or receive any payment or other  consideration from the Viva Mexico  which is not in  accordance  with Mexican general accounting and accepted  principles  (Mexican GAAP) and proper business practices.

                 For purposes of the foregoing  paragraphs,  Shareholders' means any  entity in which  either  any of the  Shareholders,  or any person related to Shareholders,  has an ownership interest,  or any person related to the Shareholders.

            5.  REPRESENTATIONS  AND WARRANTIES OF VIVA. VIVA hereby  represents and warrants to each of the Shareholders as follows:

            (a)  ORGANIZATION  AND GOOD  STANDING.  VIVA is a  corporation  duly organized  validly  existing  and in good  standing  under  laws of the State of
Florida,  and is  entitled  to own or lease its  properties  and to carry on its business as and in the places where such  properties are now owned,  leased,  or operated and such  business is now  conducted.  The  authorized  capital of VIVA consists of 100,000,000  shares of common stock, of which  8,942,785  shares are presently issued and outstanding, and 10,000,000 shares of preferred stock, none of which shares are outstanding.

            (b) NO BREACH.  The  execution,  delivery  and  performance  of this
Agreement by VIVA and the consummation of the transactions  contemplated  herein will not (with the passage of time or otherwise):

            (i)     violate any provisions of the Articles of  Incorporation  or
                    By-Laws of VIVA;

            (ii)    violate, conflict with or result in the breach of any of the terms of, result in a material  modification  of,  otherwise give any other contracting party the right to terminate,  or constitute  (or  with  notice  or  lapse  of  time  or  both
                    constitute)   a  default   under,   any  contract  or  other
                    agreements  to which  VIVA is a party or by or to which VIVA or any of its assets or properties  may be bound or subject;
                    or

            (iii)   violate  any law,  rule or  regulation  to  which  VIVA is a party.

            (c)  LITIGATION.  VIVA is not a party to any legal  proceeding,  the outcome of which could (I) adversely  affect  consummation  of the  transactions contemplated  herein or (ii)  result in any  representation  or warranty of VIVA contained herein becoming inaccurate.

            (d) AUTHORITY.  This Agreement has been  authorized by all necessary corporate  action on the part of VIVA and  contains the binding  obligations  of
VIVA, enforceable against it in accordance with the terms hereof.

            (e)  VALIDITY  OF VIVA  SHARES.  The  Viva  Shares  have  been  duly authorized and issued, and are fully paid and non-assessable securities of VIVA.

            6. FURTHER ASSURANCES.  The parties shall execute such documents and other  papers and take such  further  actions as may be  reasonably  required or desirable to carry out the provisions  hereof and the transactions  contemplated herein.

            7. INDEMNITY.

            The Shareholders,  jointly and severally,  irrevocably indemnify and defend VIVA, each of their affiliates,  successors and assigns and each of their
officers,  directors,   employees,  and  agents  (collectively  referred  to  as
"Indemnitees"),  and hold  them  harmless  from and  against,  and  shall pay or reimburse Indemnitees, in respect of any and all of the following:

            (a)  Any  and  all  losses,  liabilities,  claims,  actions,  suits, proceedings,  assessments,  judgments,  damages or expenses  (including  without limitation  reasonable  legal,  accounting,  tax fees and related  expenses  and costs) ("Losses") arising out of or in connection with any misrepresentation in, breach of or failure to comply with any misrepresentation, warranty, covenant or agreement by any of the Shareholders contained in this Agreement or any document or instrument delivered in connection herewith or the transactions  contemplated hereby;

             (b)  Any and all  Losses  suffered  by  Indemnitees  or  reasonably estimated  by a third  party,  relating  to any and all tax  liabilities  of the
Shareholders VIVA and/or Viva Mexico of any nature whatsoever, including but not limited to employee  profit sharing  liabilities,  and any and all income taxes, withholdings,  fees,  governmental  charges,  social security or duties, and any interest,  penalties  or fines  with  respect  to the  foregoing,  which are (i)
attributable  to any period or portion  thereof  ending on or before the date of
this  Agreement,   or  (ii)  incurred  in  connection   with  the   transactions
contemplated hereby. Such indemnification  shall be enforceable  notwithstanding the fact that such  indemnification  liabilities were not the result of a breach of any  warranty  or  representation  or a  breach  of  any  covenant  or  other obligation or the Shareholders under this Agreement.

            (c) The Shareholders  hereby bind themselves to hold Viva Mexico and
VIVA harmless from any liability  arising from the  non-compliance by any of the
Shareholders  with any type of tax  obligations  and  filings  derived  from any transaction  involving the Mexican Shares prior to the date of execution of this
Agreement.

            (d) In the event of the initiation of any third party claim,  demand or assessment or the  commencement of any suit,  action or proceeding in respect of which  indemnity  may be sought  pursuant to this  Section,  VIVA and/or Viva
Mexico shall have the absolute right to assume,  at Shareholders'  expense,  the defense,  conduct or settlement of such claim. The Shareholders  hereto agree to cooperate  fully in  connection  with the defense,  conduct or settlement of any such claim, demand or assessment.

            8. MISCELLANEOUS.

            (a) AMENDMENT.  This Agreement may be amended or modified only by an instrument  in writing,  signed by each of the parties or their duly  authorized representatives.

            (b)  ASSIGNMENT.  No party may  assign its  rights or  delegate  its responsibilities under this Agreement,  without the written consent of the other parties.

            (c) NOTICES.  Any notice  required or permitted under this Agreement to be sent  shall  be sent by  registered  or  certified  mail,  return  receipt requested,  courier service, charges pre-paid, or by facsimile transmission with the send  retaining  electronic  evidence  of  successful  transmission,  to the address or facsimile  number  specified in writing,  or to such other address or facsimile  number set forth  herein or as the party may specify in a notice duly given to the send as provided herein:

            If to VIVA:
            3611 S. Lindell Rd. Suite 108
            Las Vegas, Nevada 89103-1241
            United States of America
            Attention: Peter LaFemina

            If to the Shareholders:
            Paseo de las Alamedas 118,
            Col. Paseo de las Alamedas
            Mexico, D.F.
            Attention: Bernardo Ramon Rafael Terrazas Salgado
             and/or to Pico de Sorata # 38
             Col. Jardines en la Montana
             14210 Mexico, D.F.

Each of the  Shareholders  hereby  irrevocably  appoints  Bernardo  Ramon Rafael
Terrazas Salgado as true and lawful attorney-in-fact and agent to act for and on behalf of each of the Shareholders  with full power and authority to receive all notices, perform all other obligations and to exercise all right and to take all other  actions in the name and on behalf of the  Shareholders  pursuant  to this
Agreement.  The Shareholders  agree that if for any reason Bernardo Ramon Rafael
Terrazas  Salgado  is not able to carry out the  foregoing  representation,  the
Shareholders  shall  execute a power of attorney as provided  herein in favor of the individual  they may deem  convenient.  The  Shareholders  shall notify this situation as well as the change of representative for any other reason.

            (d)  GOVERNING  LAW  AND  JURISDICTION.   This  Agreement  shall  be
construed,  and the legal  relations  between  the  parties  be  determined,  in accordance  with the laws of Mexico  City and shall be  subject to the Courts of
Mexico  City,  thereby  precluding  any choice of law rules which may direct the application of the laws of any other jurisdiction.

            (e) ENTIRE  AGREEMENT  AND  LANGUAGE.  This  Agreement  contains the entire  agreement among the parties with respect to the  transactions  described herein,  and  supersedes  all prior  agreements,  written or oral,  with respect thereto.

            The parties herein agree that this Agreement shall, as necessary for government filings and similar purposes, be translated into Spanish by VIVA, but that as between the parties hereto,  the English version of this Agreement shall for all intents and purposes be  controlling.  In the event a Spanish version is required for any purpose the  Shareholders  agree the  translation  into Spanish provided by VIVA shall be used.

            (f)  EXECUTION  AND  COUNTERPARTS.  This  agreement may be executed, including by facsimile signatures, in any number of counterparts,  each of which so executed,  shall constitute an original copy, but all of which together shall constitute  but one and the same  documents  effective as of September  11, 2001 independently of the date they are signed.

            IN WITNESS WHEREOF, the parties execute this Agreement as follows:

                                        VIVA GAMING & RESORTS INC.

                                        By:__________________________
                                              Peter LaFemina
                                        Date:

                                              SHAREHOLDERS

            -----------------------------------
            Tomas Caparroso Franco
            Date:

            -----------------------------------
            Mauricio Yucundo Marquez Garcia
            Date:

                                      -10-

            ----------------------------------
            Bernardo Ramon Rafael Terrazas Salgado
            Date:

            ----------------------------------
            Manuel Cruz Limon
            Date:

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